Exhibit 99.1

OnDeck Adds New $175 Million Credit Facility

NEW YORK, N.Y., August 8, 2018 – OnDeck® (NYSE:ONDK), the leader in online lending for small business, announced today the closing of a $175 million asset-backed revolving credit facility consisting of funds provided by Liberty Mutual Insurance Company and certain of its affiliates, as well as funds managed by affiliates of Ares Management L.P. (NYSE: ARES). The new facility will be utilized to finance OnDeck’s line of credit portfolio and may also be used to finance the company’s term loans.

Additional details of the new OnDeck credit facility:

Commitment Amount:	$175 million
Interest Rate:	1 Month LIBOR + 3.00%
Advance Rate:	87.5%
Revolving Funding Period:	3 years (ends August, 2021)
Maturity Date:	August, 2022

“I’m excited to announce yet another step forward in OnDeck’s funding strategy,” said Ken Brause, Chief Financial Officer, OnDeck. “We are pleased to be working again with Ares and we welcome Liberty Mutual to our esteemed group of funding providers. This new facility adds additional funding flexibility while reducing costs, enabling us to continue providing financing that our small businesses customers need to succeed and grow.”

“During the first half of 2018, OnDeck secured over $400 million of new funding capacity while lowering borrowing costs and introducing longer-term funding commitments,” said Ron Elimelekh, Head of Capital Markets, OnDeck. “This transaction demonstrates similar success and is a further testament to the strength of OnDeck's business model. Notably, proceeds from this new facility were utilized to prepay in full an existing facility financing our lines of credit, resulting in a 425 basis point improvement in cost.”

These transactions were included in the financial guidance provided by OnDeck on August 7, 2018.

About OnDeck
OnDeck (NYSE: ONDK) is the proven leader in transparent and responsible online lending to small business. Founded in 2006, the company pioneered the use of data analytics and technology to make real-time lending decisions and deliver capital rapidly to small businesses.  Today, OnDeck offers a wide range of online term loans and lines of credit customized for the needs of small business owners.  It also offers a comprehensive technology and services platform that facilitates online lending to small business customers at some of the world’s largest banks. OnDeck has provided over $9 billion in loans to customers in 700 different industries across the United States, Canada and Australia. The company has an A+ rating with the Better Business Bureau and is rated 5 stars by Trustpilot. For more information, visit www.ondeck.com.

Exhibit 99.1

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as “proposed,” "will," "enables," "expects," "allows," "continues," "believes," "anticipates," "estimates" or similar expressions. These include statements regarding possible future loan growth as a result of entering into the new facility or otherwise. Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. Therefore, you should not rely on any of these forward-looking statements. Our expected results may not be achieved, and actual results may differ materially from our expectations. Factors that could cause or contribute to actual results differing from our forward-looking statements include risks relating to: our ability to meet borrowing conditions and remain in compliance with all the provisions of the new facility; changes in the financial markets, including changes in credit markets and interest rates; adverse developments regarding OnDeck, its business or the online or broader marketplace lending industry generally; and other risks, including those described in our Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents that we file with the Securities and Exchange Commission from time to time which are or will be available on the Commission's website at www.sec.gov. Except as required by law, we undertake no duty to update the information in this press release.

Media Contact:
Jim Larkin
(203) 526-7457
jlarkin@ondeck.com

Investor Contact:
Stephen Klimas
(646) 668-3582
sklimas@ondeck.com

OnDeck, the OnDeck logo, OnDeck Score and OnDeck Marketplace are trademarks of On Deck Capital, Inc.

SOURCE On Deck Capital, Inc.